Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                    April 1, 2001 through September 30, 2001
             Affiliated Underwriter: Banc of America Securities, LLC

                               Type of
                               Security*  Date                                     Principal/           Price                  % of
                               (1),(2),  Offering   Purchase                         Shares             Paid          % of     Fund
             Issuer            (3),(4)   Commenced    Date      Selling Broker**   Purchased   Price   By Fund        Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS MASTER INVESTMENT TRUST
NATIONS HIGH YIELD BOND
Calpine Canada Energy Fiance       1    04/20/01   04/20/01    CS First Boston     925,000    99.77    $922,854      0.06%    0.85%
Triad Hospitals Inc.               3    04/20/01   04/20/01     Merrill Lynch      825,000   100.00    $825,000      0.14%    0.76%
Hilton Hotels                      1    05/08/01   05/08/01    CS First Boston   1,060,000    98.85  $1,047,810      0.27%    0.88%
Owens & Manor, Inc.                3    06/22/01   06/22/01      Lehman Bros       725,000   100.00    $725,000      0.36%    0.51%
Airgas, Inc. 9.125%, 10/01/2011    3    07/25/01   07/25/01     Goldman Sachs    1,205,000   100.00  $1,205,000      0.60%    0.78%

NATIONS INTERMEDIATE BOND
Public Service Electric Group
Power, 6.875%, 04/15/2016          1    04/09/01   04/09/01     Morgan Stanley     675,000    99.48    $671,497      0.14%    0.58%
Premedia, 8.875%, 05/15/2011       1    05/03/01   05/03/01     Salomon Smith       84,000    98.54     $82,771      0.02%    0.07%
                                                                  Barney
Boeing Capital, 5.65%, 05/15/2006  1    05/03/01   05/03/01    CS First Boston     700,000    99.82    $698,726      0.07%    0.59%
American Electronic Power,
6.125%, 05/15/2006                 1    05/04/01   05/04/01     Merrill Lynch      450,000    99.70    $448,632      0.05%    0.37%
Worldcom, Inc., 7.50%, 05/15/2011  1    05/09/01   05/09/01    JP Morgan Chase     700,000    98.90    $692,328      0.02%    0.57%
National Rural Utilities, 6.00%,
05/15/2006                         1    05/16/01   05/16/01      Lehman Bros       700,000    99.54    $696,780      0.04%    0.31%
Adelphia Communications, 10.25%,
06/15/2011                         1    06/07/01   06/07/01     Salomon Smith      305,000   100.00    $305,000      0.03%    0.24%
                                                                  Barney
Harrahs Operating Co., Inc.,
7.125%, 06/01/2007                 1    06/07/01   06/07/01     Salomon Smith      255,000    99.57    $253,914      0.05%    0.20%
                                                                  Barney
Ryland Group, 9.125%, 06/15/2011   1    06/08/01   06/08/01      USB Warburg        55,000   100.00     $55,000      0.04%    0.04%
Wellpoint Health Network, 6.375%,
06/15/2006                         1    06/12/01   06/12/01     Salomon Smith      334,000    99.77    $333,238      0.07%    0.26%
                                                                  Barney
Potlatch Corp, 10%, 07/15/2011     1    06/26/01   06/26/01     Goldman Sachs      135,000   100.00    $135,000      0.05%    0.10%
PSEG Energy, 8.5%, 06/15/2011      1    06/27/01   06/27/01      Lehman Bros        35,000    99.82     $34,938      0.01%    0.10%
Airgas, Inc. 9.125%, 10/01/2011    3    07/25/01   07/25/01     Goldman Sachs       60,000   100.00     $60,000      0.03%    0.04%
Ryland Corporate, 8%, 08/15/2006   1    08/13/01   08/13/01    CS First Boston     100,000   100.00    $100,000      0.10%    0.07%
Verizon New England, 6.50%,
09/15/2011                         1    08/15/01   08/15/01     Deutsche Banc      461,000    99.77    $459,958      0.05%    0.34%
                                                                Alex Brown
Conagra Foods, 6.75%, 09/15/2011   1    09/05/01   09/05/01     Merrill Lynch      318,000    99.95    $317,835      0.32%    0.23%
Cinergy  Corporation, 6.25%,
09/02/2004                         1    09/06/01   09/06/01    Barclays Capital    350,000    99.99    $349,955      0.07%    0.23%


* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).